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                                                                   EXHIBIT 10.19

                                PROMISSORY NOTE
                                ---------------

$6,700,000.00                                               San Jose, California
                                                                 March 24 , 1997

     FOR VALUE RECEIVED, IPAC PROPERTIES, a California corporation ("Maker"), having an office at 2221 Old Oakland Road, San Jose, California 95131 promises to pay to SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.), a Delaware corporation ("Holder") having its principal office address, at One Sun Life Executive Park, Wellesley Hills, MA 02181, or order, at its principal office in Wellesley Hills, MA or at such other place as may be designated in writing by Holder, the principal sum of SIX MILLION SEVEN HUNDRED THOUSAND and NO/100 Dollars ($6,700,000.00) (the "Principal Indebtedness"), in lawful money of the United States, together with interest thereon at the rate of eight and one half percent (8.50%) per annum, payable in monthly installments of principal and interest in the sum of Fifty Eight Thousand One Hundred Forty Four and 16/100 Dollars ($58,144.16) commencing May 1, 1997 and payable on the first day (1st) of each month for fifty nine (59) months with the last installment being due and payable on March 31, 2002 (the "Maturity Date"), at which time the entire unpaid balance
together with accrued interest shall be due and payable.   Interest accrued from
the date Holder initially disburses funds to the first (1st) day of the month following the month during which Holder initially disburses funds, shall be due and payable at the time of closing.

     This Note is secured by, among other things, (i) a Deed of Trust, Financing Statement, Security Agreement and Fixture Filing (with Assignment of Rents and Leases) (the "Deed of Trust") dated as of the date hereof made by Maker for the benefit of Holder and encumbering certain premises situate in the City of San Jose, County of Santa Clara and the improvements thereon, along with other property more particularly described in the Deed of Trust (collectively, the "Secured Property"), and (ii) an Absolute Assignment of Leases, Rents, Income and Cash Collateral dated as of the date hereof from Maker to Holder. Each of the documents mentioned in this paragraph and all other documents either evidencing or further securing the Principal Indebtedness are collectively referred to herein as the "Loan Documents".

     Upon the occurrence of an Event of Default (as such term is defined in the Deed of Trust) (including, without limitation, the failure of Maker to pay any sum herein specified when due regardless of whether or not there has been an acceleration), all delinquent payments and all accrued and unpaid interest thereon, and all other delinquent sums evidenced and/or secured by the Loan Documents shall bear interest from the date of delinquency at a rate per annum (the "Default Rate") equal to the lesser of: (i) the highest rate of interest permitted to be contracted for under the laws of the State of California, if any, or (ii) twelve and one half percent (12.5%) per annum. The Default Rate shall be in lieu of any other interest rate otherwise applicable and shall commence, without notice, immediately upon and from the occurrence of such Event of Default and shall continue until all defaults are cured and all sums then due and payable under the Loan Documents are paid in full.

     No privilege is reserved to prepay the Principal Indebtedness either in whole or in part prior to April 1, 1999 (the "Closed Period"). Thereafter, beginning on April 1, 1999 and except as provided hereinafter, the privilege is reserved by Maker to prepay the entire principal balance hereunder together with accrued interest thereon to the date of payment on such date or any subsequent monthly installment date, upon not less than ninety (90) days' prior written notice to Holder of Maker's intention to make such prepayment, provided there is paid, in addition to interest accrued to the date of such prepayment, a prepayment fee which shall be equal to the
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greater of (a) one percent (1%) of the then outstanding balance of the
Principal Indebtedness, or (b) a Discounted Yield Maintenance Prepayment Fee computed as follows: the proceeds of the prepayment will be assumed to be immediately reinvested in a United States Treasury Security having a coupon interest rate and maturity most closely equivalent to that of this Note. If the yield (the "Treasury Yield") on that certain United States Treasury Security, as published in the "Wall Street Journal" on the fifth business day prior to the date of prepayment, is:

     1. less than the interest rate of this Note, Maker will pay to Holder a fee equal to the positive difference between the two interest rates, divided by 12 and multiplied by the then outstanding balance of the Principal Indebtedness to arrive at the monthly payment differential. Holder shall then determine the present value of the series of monthly payment differentials for the number of whole and partial months from the prepayment date to the maturity date using the Treasury Yield as the discount rate compounding monthly. The resulting sum of the discounted monthly payment differentials will be the Discounted Yield Maintenance Prepayment Fee, or,

     2. greater than or equal to the interest rate on this Note, then the prepayment fee shall be 1% of the then outstanding balance of the Principal Indebtedness.

     In the event the outstanding balance of the Principal Indebtedness shall become due and payable as a result of (a) an Event of Default (as such term is defined in the Deed of Trust) causing acceleration under this Note, then, in such event, Maker shall pay the prepayment charge which would otherwise be applicable hereunder; or if at that time there is no such privilege of prepayment (e.g., during the Closed Period), then, to the extent permitted by law, and except as provided hereinafter, such prepayment fee shall be equal to the greater of (a) three percent (3%) of the then outstanding balance of the Principal Indebtedness, or (b) a Discounted Acceleration Premium amount calculated as follows: the proceeds of the prepayment will be assumed to be immediately reinvested in a United States Treasury Security having a coupon interest rate and maturity most closely equivalent to that of this Note. If the yield on that certain United States Treasury Security, as published in the Wall Street Journal on the fifth business day prior to the date of prepayment, is:

     1. less than the interest of this Note, Maker will pay to Holder a fee equal to the positive difference between the two interest rates, divided by 12 and multiplied by the then outstanding balance of the Principal Indebtedness to arrive at the monthly payment differential. Holder shall then determine the present value of the series of monthly payment differentials for the number of whole and partial months from the prepayment date to the maturity date using the Treasury Yield as the discount rate compounding monthly. The resulting sum of the discounted monthly payment differential will be the Discounted Acceleration Premium, or,

     2. greater than or equal to the interest rate on this Note, then the prepayment fee shall be 3% of the then outstanding balance of the Principal Indebtedness.

     MAKER HEREBY EXPRESSLY (A) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PENALTY, UPON ACCELERATION OF THE MATURITY DATE OF THE NOTE, AND (B) AGREES THAT IF, FOR ANY REASON, A PREPAYMENT OF ANY OR ALL OF THIS NOTE IS MADE, WHETHER VOLUNTARY OR INVOLUNTARY, OR UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THE NOTE BY HOLDER ON ACCOUNT OF ANY DEFAULT BY

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MAKER UNDER ANY LOAN DOCUMENT, INCLUDING BUT NOT LIMITED TO ANY TRANSFER OR
DISPOSITION AS PROHIBITED OR RESTRICTED BY SECTION 1.11 OF THE DEED OF TRUST, THEN MAKER SHALL BE OBLIGATED TO PAY, CONCURRENTLY THEREWITH, AS A PREPAYMENT FEE, THE APPLICABLE SUM SPECIFIED IN THE PRECEDING PARAGRAPH. BY SIGNING THIS PROVISION IN THE SPACE PROVIDED BELOW, MAKER AGREES THAT HOLDER'S AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THE NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER FOR THIS WAIVER AND AGREEMENT.

                         IPAC PROPERTIES, a California corporation

                         By: /s/ Tony Lin
                            _____________________________________

                              Its: CFO
                                  _______________________________

     Notwithstanding the foregoing, no prepayment fee shall be payable in connection with any voluntary or involuntary prepayment made on or after January 1, 2002.

     Upon the occurrence of any other Event of Default, then and in any such events, Holder may, at its option, declare this Note and the entire Principal Indebtedness to be immediately due and payable and collectible then or thereafter as Holder may elect, regardless of the stated Maturity Date.

     Should the Principal Indebtedness or any part thereof be collected at law or in equity, or in bankruptcy, receivership, or any other court proceeding (whether at the trial or appellate level), or should this Note be placed in the hands of attorneys for collection upon default, Maker agrees to pay, in addition to the principal, prepayment charge, interest and any other outstanding amounts due and payable hereon, all costs of collecting or attempting to collect this Note and enforcing Holder's remedies under the Loan Documents, including reasonable attorneys' fees and expenses, and the same shall constitute additional indebtedness secured by the Deed of Trust.

     Maker recognizes that any default in the payment of any installment of principal and/or interest due hereunder on the date the same is due will result in loss and additional expense to Holder in servicing the Principal Indebtedness, handling such delinquent payments and meeting its other financial obligations, and that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Maker therefore agrees that in the event any installment of principal and/or interest due hereunder is not paid on the date the same is due and payable, without regard to any grace periods, a late charge of four percent (4%) of the overdue installment of principal and/or interest shall be paid by Maker and that such amount is a reasonable estimate of such loss and expense and may be charged by Holder, at its option, for the purpose of defraying such loss and expenses, unless applicable law requires a lesser such charge, in which event the maximum rate permitted by such law may be charged by Holder for said purposes.

     The failure of Holder to exercise the option for acceleration of maturity, foreclosure or any other remedies provided in the Loan Documents following any default as aforesaid or to exercise any other option granted to it hereunder, under the Deed of Trust or under any of the other Loan Documents, in any one or more instances, or the acceptance by Holder of partial payments or partial performance, shall not constitute a waiver of any such default, but such option shall remain continuously in force. Acceleration of maturity, once claimed hereunder by Holder, may at its option be rescinded by written acknowledgment to such effect, but the tender

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and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity.

     Maker hereby covenants and agrees that, together with and in addition to the monthly payments of principal and/or interest payable under the terms of this Note, Maker will deposit with Holder of this Note or its agent, as directed by Holder, until this Note is fully paid, installments of insurance premiums and Impositions (as defined and required in the Deed of Trust). Amounts held hereunder shall not be deemed to be trust funds, but may be commingled with the general funds of Holder.

     It is the intention of Maker and Holder to conform strictly to the usury laws now or hereafter in force in the State of California, and any interest payable under this Note, the Deed of Trust, the other Loan Documents, and/or any of the other documents or instruments executed by Maker in connection with the loan made or to be made hereunder shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under the usury laws of the State of California as now or hereafter construed by the courts having jurisdiction over such matters. If the aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under this Note, the Deed of Trust and any other Loan Document should exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the principal amount of this Note, or, if the Note has been repaid, such excess shall be rebated to Maker. In the event the Maturity Date is accelerated by reason of any provision of this Note or by reason of an election by Holder resulting from an Event of Default under the Loan Documents, voluntary prepayment by Maker, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the dates of each advance of loan proceeds hereunder until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of Holder either be rebated to Maker or credited on the principal amount of this Note or, if the Note has been repaid, the excess shall be rebated to the Maker. This provision shall control every other provision of all agreements between Maker and Holder.

     Maker hereby waives presentment, protest, notice of protest, notice of dishonor and diligence in collection, and any and all other notices and matters of a like nature, except for those expressly required by the Deed of Trust, this Note or any other Loan Documents. Maker consents to any extension of time (whether one or more) of payment hereof, release of all or any part of the security for the payment of this obligation or release of any person or entity liable for payment of this Note. Any such extension or release may be made without notice to any such party and without discharging said party's liability hereunder.

     This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between Maker and Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Holder would otherwise have at law or equity. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

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     Maker acknowledges that the ownership (and the continuation thereof) of the
Secured Property by Maker is of a material nature to the loan and the making of the loan evidenced by this Note. Therefore, Maker agrees that in the event of any transfer that is prohibited by the terms of Section 1.11 of the Deed of
                                                ------------
Trust or other Loan Document, howsoever evidenced or occasioned, then, at the option of Holder, the entire Principal Indebtedness along with all accrued interest thereon shall immediately become due and payable.

     Whenever in this Note one of the parties hereto is named or referred to, the heirs, legal representatives, successors and assigns of such party shall be included and all covenants and agreements contained in this Note by or on behalf of Maker or by or on behalf of Holder shall bind and inure to the benefit of such party's heirs, legal representatives, successors and assigns, whether so expressed or not.

     The obligations of each person and entity comprising Maker (if more than one) shall be joint and several.

     The unenforceability or invalidity of any provision or provisions of this Note as to any persons or entities or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or entities or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

     In the event of any default by Maker under this Note, the Deed of Trust or any other Loan Document prior to "Lease Termination" as defined below, Holder shall have all rights reserved in this Note, the Deed of Trust and every other Loan Document and shall have full recourse against Borrower. For purposes of this paragraph "Lease Termination" shall occur upon the earlier of the effective date of a lease with Integrated Packaging Assembly Corporation for all of the space in the Secured Property (estimated to be August 15, 1999) or the date the Secured Property is fully occupied by Integrated Packaging Assembly Corporation or its successors by merger, consolidation, or sale of substantially all of its assets. In the event of any default after Lease Termination, Holder shall have full recourse to the Secured Property and to the other collateral given by Maker to secure this Note, provided, however, that any judgment obtained by Holder in any proceeding to enforce such rights shall be enforced only against the Secured Property and such other collateral. Notwithstanding the foregoing, Holder shall not in any way be prohibited from naming Maker or any of its successors or assigns or any person holding under or through them as parties to any actions, suits or other proceedings initiated by Holder to enforce such rights or to foreclose its mortgage lien or otherwise realize upon any other lien or security interest created in any other collateral given to secure the payment of this Note. The foregoing restriction after Lease Termination shall not apply to, and Maker shall be personally liable for, any losses, damages, costs and expenses incurred by Holder as a result of (i) any material misstatement of fact (A) by Maker or any person or entity constituting Maker to induce Holder to advance the principal amount evidenced hereby or (B) contained in any Loan Document, (ii) fraud committed by Maker or any person or entity constituting Maker, (iii) misapplication of rents, security deposits, income, insurance proceeds, condemnation awards or trust funds, (iv) any loss, damage, expense or liability on the part of Holder (including, without limitation, attorneys' fees and disbursements) for which Maker is liable and which is not reimbursable to Holder pursuant to the Environmental Agreement and Indemnity (the "Indemnity") executed on even date herewith including, but not limited to the diminution in value of the Secured Property due to the existence of Hazardous Substances (as defined in the Indemnity), or if required in the reasonable judgment of Holder, the preparation of an environmental audit on the Secured Property, whether conducted or authorized by Maker, Holder or a third party or the implementation of any environmental audit's recommendations, (v) all losses, damages or liability suffered by Holder arising from any acts of commission or omission by Maker that result

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in waste upon the Secured Property, (vi) failure to pay real property taxes when due, (vii) taking of any rents prepaid for more than one (1) month in advance, (viii) cost of any property repair as a result of a casualty not reimbursed by insurance to the extent insurance is required pursuant to the Deed of Trust, or (ix) failure to fully comply with the provisions of the Americans With Disabilities Act.

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     Whenever used, the words "Maker" and "Holder" shall be deemed to include the respective heirs, successors, assigns and legal representatives of Maker and Holder.

     This Note is to be construed and enforced according to and governed by the laws of the State of California.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

                         MAKER

                         IPAC PROPERTIES, a California corporation

                         By: /s/ Tony Lin
                             ______________________________________
                              Its: Chief Financial Officer
                                  _________________________________

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